Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Reports New Financing Arrangement with PNC Bank, N.A.

MASSILLON, OHIO, Dec. 26, 2012 – MISCOR Group, Ltd. (OTCQB: MIGL), a provider of outsourced maintenance and electro-mechanical repair and complementary services for a diverse range of industries, reported today that it has entered into a new credit facility with PNC Bank, National Association (“PNC”), replacing its secured credit agreement with Wells Fargo Bank, N.A. The new PNC credit facility includes a revolving line of credit and term loan that will be used for working capital, capital expenditures, refinancing of existing debt and general corporate purposes.

“We are pleased to begin this relationship with PNC,” stated Michael P. Moore, President and CEO of MISCOR Group. “Their desire and willingness to step forward with a comprehensive package speaks to their confidence in MISCOR’s business strategy and their commitment to partner with MISCOR in expanding our capabilities to better serve our customers.”

The terms of the new credit facility allow for a two-year $6.5 million secured revolving line of credit with an initial interest rate of LIBOR plus 2.75%. The terms of the new credit facility also provide a five-year $2.5 million secured term loan with an initial interest rate of LIBOR plus 3.00%. In both instances, based on achieving targeted funded debt to EBITDA, the Company can reduce the interest rates to as low as LIBOR plus 1.25% and LIBOR plus 1.50%, respectively.

“The new agreement with PNC provides MISCOR Group with the ability to pay off higher priced subordinated debt, thus consolidating all of MISCOR’s financing with one lender,” said Marc Valentin, Chief Accounting Officer of MISCOR Group. “It provides more flexibility at a significantly lower cost. Additionally, we will be moving all of our cash management activities to PNC. We look forward to working with PNC and their local team.”

“I am extremely proud of our team,” said Moore. “We have come through a very difficult economic period, and are seeing the fruits of our labor. We have greatly improved profitability, margins, cash flow and overall financial stability. Our success in executing on the strategic growth initiatives put in place in 2011 has made this new agreement with PNC possible. We are excited about the opportunities the agreement provides to add strategic capital, improve our existing operations, and execute acquisitions in regions strategic to our key customers.”

About MISCOR Group, Ltd.

Massillon, Ohio-based MISCOR Group, Ltd. (OTCQB: MIGL) provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric utilities, wind power, transportation, chemical, oil, pulp and paper, metal manufacturing and forming, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail Services, consisting of the Company’s manufacturing of power assemblies, engine parts, and other components related to large diesel engines. For further information about MISCOR Group, please visit www.MISCOR.com.

About Magnetech

Headquartered in Massillon, Ohio, Magnetech Industrial Services is a wholly owned subsidiary of MISCOR Group, Ltd. (OTCQB: MIGL). The Company specializes in the sale, repair and service of commercial and industrial equipment used in the electric utility, wind power, automotive, pulp and paper, manufacturing, chemical, wastewater treatment, railroad, plastics, metal producing, metal forming and scrap metal industries. Additionally, Magnetech manufactures its own brand of electromagnetic lifting magnets. The Company provides MagneTrac® and Total Motor Management® (TMM) asset management services to help customers reduce the risk of equipment breakdowns while lowering repair and maintenance costs. On-site preventive and predictive maintenance and 24/7 emergency breakdown services are also available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company’s future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT:

Trisha Abbruzzi

MISCOR Group, Ltd.

(330) 830-3526 tabbruzzi@miscor.com